Exhibit 99.1

DiaMedica Therapeutics Reports Second Quarter 2025 Financial Results and Provides Business Highlights

●	Positive Phase 2 Interim Data Evaluating DM199 in Preeclampsia Showed Statistically Significant Reductions in Blood Pressure and Pulsatility Index as Well as No Placental Transfer

●	$30 Million Private Placement Extends Cash Runway into H2 2027 and Enables Acceleration of Industry Leading Preeclampsia and Fetal Growth Restriction Pipeline

●	Enrollment for ReMEDy2 Phase 2/3 Trial Progressing with Interim Data Anticipated in Q22026

●	Inclusion in the Russell 2000® and 3000® Indexes

●	Appointment of Julie Krop, MD, to Chief Medical Officer

●	Conference Call and Webcast August 13 at 8:00 AM Eastern Time / 7:00 AM Central Time

Minneapolis, Minnesota – August 12, 2025 (Business Wire) – DiaMedica Therapeutics Inc. (Nasdaq: DMAC), a clinical-stage biopharmaceutical company focused on developing novel treatments for preeclampsia, fetal growth restriction and acute ischemic stroke, today provided a business update and reported financial results for the second quarter ended June 30, 2025. Management will host a conference call Wednesday, August 13, 2025, at 8:00 AM Eastern Time / 7:00 AM Central Time to discuss its business update and second quarter 2025 financial results.

“With the recent positive interim results from Part 1a of our Phase 2 study evaluating DM199 in preeclampsia followed by a $30M capital raise, we’re eager to continue advancement of this promising candidate to address ischemic diseases in the second half of this year,” said Rick Pauls, President and CEO of DiaMedica. “Preeclampsia and fetal growth restriction are areas with high unmet medical need due to the lack of approved treatment options, and we believe DM199 has the potential to provide a disease-modifying solution for patients suffering from these ischemic conditions. We look forward to submitting an investigational new drug application for DM199 in the U.S. to further evaluate its potential in preeclampsia and fetal growth restriction, while initiating subsequent parts of the ongoing investigator-sponsored Phase 2 trial in these indications.”

Recent Corporate Highlights

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Preeclampsia Phase 2 Part 1a Interim Results: Positive interim results (n=28) from Part 1a of the investigator-sponsored Phase 2 trial of DM199 for the treatment of preeclampsia were reported in July 2025. The study achieved pre-specified safety and efficacy endpoints. DM199 demonstrated highly statistically significant and clinically meaningful reductions in systolic and diastolic blood pressure for combined cohorts 6-9. DM199 also appeared to be safe and well tolerated with no evidence of placental transfer for any dose. Additionally, a highly statistically significant reduction in uterine artery pulsatility index suggested an improvement in uterine artery blood flow and placental perfusion, providing rationale for evaluation of DM199 in fetal growth restriction.

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$30.1 Million Private Placement of Common Shares: In July 2025, DiaMedica raised $30.1 million, increasing its June 30, 2025 proforma cash balance to $60 million. The capital raised is expected to fund operations for over two years and support upcoming milestones including the submission of an investigational new drug (IND) application for DM199 in the United States for preeclampsia and fetal growth restriction and, if accepted, a Phase 2b study to further evaluate DM199 in both indications.

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Acute Ischemic Stroke (AIS) ReMEDy2 Phase 2/3 Clinical Developments: Enrollment in the Company’s Phase 2/3 ReMEDy2 (the ReMEDy2 trial – NCT065216) trial is progressing and the Company expects to complete the interim analysis on the first 200 patients in the second quarter of 2026.

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Inclusion in the Russell 2000 and 3000 Indexes: In June 2025, DiaMedica was added as a member of the US small-cap Russell 2000 and Russell 3000 Indexes. The Russell 3000 Index encompasses the 3,000 largest U.S. companies by market capitalization, representing approximately 98% of the investable U.S. equity market. The Russell 2000 Index is a subset of the Russell 3000, measuring the performance of the small-cap segment. These indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies.

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Appointment of Julie Krop to Chief Medical Officer: In August 2025, DiaMedica announced the appointment of Julie Krop, MD, to Chief Medical Officer. Dr. Krop has over 20 years of experience as a strategic physician executive with leadership experience spanning multiple therapeutic and orphan indications in both pre-commercial and commercial organizations. Her track record of advancing innovative therapeutics from proof of concept to approval, as well as her prior experience working in preeclampsia drug development, will be beneficial as DiaMedica continues to advance DM199 toward late-stage clinical development.

Financial Results Highlights for the Quarter Ended June 30, 2025

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Cash Position and Runway – Cash, cash equivalents and short-term investments were $30.0 million as of June 30, 2025, compared to $44.1 million as of December 31, 2024. Including net proceeds from the July private placement, the proforma cash, cash equivalents and short-term investments is approximately $60 million. Based on its current plans, the Company anticipates its current cash, cash equivalents and short-term investments will enable the Company to fund its planned clinical studies and support corporate operations into the second half of 2027.

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Cash Flows - Net cash used in operating activities for six months ended June 30, 2025 was $14.7 million compared to $11.2 million for the same period in 2024. The increase in cash used in operating activities resulted primarily from the increased net loss in the first half of 2025 as compared with the prior year period.

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Research and Development (R&D) – R&D expenses were $5.8 million and $11.5 million for the three and six months ended June 30, 2025, respectively, up from $3.9 million and $7.6 million for the three and six months ended June 30, 2024, respectively. The increase was due primarily to cost increases resulting from the continued progress of the ReMEDy2 clinical trial, including its global expansion and the expansion of the clinical team during the current and prior year periods. These increases were partially offset by cost reductions related to in-use study work performed and completed in the prior year period.

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General and Administrative (G&A) – G&A expenses were $2.2 million and $4.7 million for the three and six months ended June 30, 2025, respectively, up from $1.7 million and $3.8 million for the three and six months ended June 30, 2024, respectively. This increase resulted primarily from additional non-cash share-based compensation and increased personnel costs, partially offset by a reduction in legal fees incurred in connection with our lawsuit against PRA Netherlands.

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Net Loss – Net losses were $7.7 million and $15.4 million for the three and six months ended June 30, 2025, respectively, up from $5.1 million and $10.3 million for the three and six months ended June 30, 2024, respectively.

Conference Call and Webcast Information

DiaMedica Management will host a conference call and webcast to discuss its business update and first quarter 2025 financial results on Wednesday, August 13, 2025, at 8:00 AM Eastern Time / 7:00 AM Central Time:

Date:	Wednesday, August 13, 2025
Time:	8:00 AM EDT / 7:00 AM CDT
Web access:	https://app.webinar.net/BMb9EBAwZYP
Dial In:	(800) 836-8184
Conference ID:	29006

Interested parties may access the conference call by dialing in or listening to the simultaneous webcast. Listeners should log on to the website or dial in 15 minutes prior to the call. The webcast will remain available for play back on the Company’s website, under investor relations - events and presentations, following the earnings call and for 12 months thereafter. A telephonic replay of the conference call will be available until August 20, 2025, by dialing (888) 660-6345 (US Toll Free) and entering the replay passcode: 29006#.

About DiaMedica Therapeutics Inc.

DiaMedica Therapeutics Inc. is a clinical stage biopharmaceutical company committed to improving the lives of people suffering from serious ischemic diseases with a focus on preeclampsia, fetal growth restriction and acute ischemic stroke. DiaMedica’s lead candidate DM199 is the first pharmaceutically active recombinant (synthetic) form of the KLK1 protein, an established therapeutic modality in Asia for the treatment of acute ischemic stroke, preeclampsia and other vascular diseases. For more information visit the Company’s website at www.diamedica.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and forward-looking information that are based on the beliefs of management and reflect management’s current expectations. When used in this press release, the words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” or “will,” the negative of these words or such variations thereon or comparable terminology and the use of future dates are intended to identify forward-looking statements and information. The forward-looking statements and information in this press release include statements regarding the Company’s expectations regarding its application for an IND for the study of DM199 as a treatment for preeclampsia and fetal growth restriction and its conducting a Phase 2 trial in these indications; continued ReMEDy2 trial enrollment and the timing of the interim analysis on the first 200 participants in the second quarter of 2026; anticipated clinical benefits and success of DM199 for the treatment of preeclampsia, fetal growth restriction and acute ischemic stroke; future R&D and G&A expenses and the Company’s cash runway into the second half of 2027. Such statements and information reflect management’s current view and DiaMedica undertakes no obligation to update or revise any of these statements or information. By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Applicable risks and uncertainties include, among others, risks and uncertainties relating to; the risk that existing preclinical and clinical data from DM199 as a treatment for preeclampsia may not be predictive of the results of ongoing or later clinical trials; DiaMedica’s plans to develop, obtain an IND for the clinical study of DM199 for PE and fetal growth restriction and ultimately regulatory approval for and commercialize its DM199 product candidate for the treatment of preeclampsia, fetal growth restriction and acute ischemic stroke, the timing of ReMEDy2 trial enrollment, regulatory applications and related filing and approval timelines; the possibility that enrollment in the ReMEDy2 trial will not continue to increase as anticipated; the possible occurrence of future adverse events associated with or unfavorable results from DiaMedica’s current trials and their potential to adversely effect current of future trials; the possibility of unfavorable results from DiaMedica’s other ongoing or future clinical trials of DM199; and its expectations regarding the benefits of DM199; DiaMedica’s ability to conduct successful clinical testing of DM199 and within its anticipated parameters, site activations, enrollment numbers, costs and timeframes; the adaptive design of the ReMEDy2 trial and the possibility that the targeted enrollment and other aspects of the trial could change depending upon certain factors, including additional input from the FDA and the blinded interim analysis; the perceived benefits of DM199 over existing treatment options; the potential direct or indirect impact of hospital and medical facility staffing shortages, increased tariffs and worldwide global supply chain shortages on DiaMedica’s business and clinical trials, including its ability to meet its site activation and enrollment goals; DiaMedica’s reliance on collaboration with third parties to conduct clinical trials; DiaMedica’s ability to continue to obtain funding for its operations, including funding necessary to complete current and planned clinical trials and obtain regulatory approvals for DM199 for preeclampsia and acute ischemic stroke and the risks identified under the heading “Risk Factors” in DiaMedica’s annual report on Form 10-K for the fiscal year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (SEC) and subsequent SEC reports, including the most recent quarterly report on Form 10-Q for the quarterly period ended June 30, 2025. The forward-looking information contained in this press release represents the expectations of DiaMedica as of the date of this press release and, accordingly, is subject to change after such date. Readers should not place undue importance on forward-looking information and should not rely upon this information as of any other date. While DiaMedica may elect to, it does not undertake to update this information at any particular time except as required in accordance with applicable laws.

Contact:

Scott Kellen

Chief Financial Officer

Phone: (763) 496-5118
skellen@diamedica.com

For Investor Inquiries:
Mike Moyer
Managing Director, LifeSci Advisors, LLC

Phone: (617) 308-4306
mmoyer@lifesciadvisors.com

Media Contact:
Madelin Hawtin
LifeSci Communications
mhawtin@lifescicomms.com

DiaMedica Therapeutics Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$5,822	$3,928	$11,478	$7,604
General and administrative	2,185	1,710	4,673	3,775
Operating loss	(8,007)	(5,638)	(16,151)	(11,379)

Other income, net	314	526	757	1,123

Loss before income tax expense	(7,693)	(5,112)	(15,394)	(10,256)

Income tax expense	(6)	(7)	(12)	(14)

Net loss	(7,699)	(5,119)	(15,406)	(10,270)

Other comprehensive loss
Unrealized loss on marketable securities	(19)	(12)	(37)	(57)

Net loss and comprehensive loss	$(7,718)	$(5,131)	$(15,443)	$(10,327)

Basic and diluted net loss per share	$(0.18)	$(0.13)	$(0.36)	$(0.27)
Weighted average shares outstanding – basic and diluted	42,957,619	38,068,378	42,901,093	38,013,189

DiaMedica Therapeutics Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,109	$3,025
Marketable securities	25,929	41,122
Prepaid expenses and other assets	680	227
Deposits	200	—
Amounts receivable	161	236
Total current assets	31,079	44,610

Non-current assets:
Operating lease right-of-use asset, net	239	279
Property and equipment, net	152	148
Deposits	—	1,308
Total non-current assets	391	1,735

Total assets	$31,470	$46,345

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,261	$940
Accrued liabilities	2,747	4,347
Operating lease obligation	96	90
Finance lease obligation	12	13
Total current liabilities	4,116	5,390

Non-current liabilities:
Operating lease obligation	176	225
Finance lease obligation	8	12
Total non-current liabilities	184	237

Shareholders’ equity:
Common shares, no par value; unlimited authorized; 43,072,488 and 42,818,660 shares issued and outstanding, as of June 30, 2025 and December 31, 2024, respectively	—	—
Paid-in capital	182,592	180,697
Accumulated other comprehensive income (loss)	(14)	23
Accumulated deficit	(155,408)	(140,002)
Total shareholders’ equity	27,170	40,718
Total liabilities and shareholders’ equity	$31,470	$46,345

DiaMedica Therapeutics Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(15,406)	$(10,270)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	1,638	931
Amortization of discounts on marketable securities	(441)	(648)
Non-cash lease expense	40	37
Depreciation	14	18
Changes in operating assets and liabilities:
Amounts receivable	75	(22)
Prepaid expenses and other assets	(453)	(156)
Deposits	1,108	(1,308)
Accounts payable	321	(167)
Accrued liabilities and operating lease liabilities	(1,643)	413
Net cash used in operating activities	(14,747)	(11,172)

Cash flows from investing activities:
Purchase of marketable securities	(16,370)	(18,047)
Maturities of marketable securities	31,967	27,000
Purchases of property and equipment	(18)	(9)
Net cash provided by investing activities	15,579	8,944

Cash flows from financing activities:
Proceeds from issuance of common shares, net of offering costs	—	11,747
Proceed from the exercise of common stock options	257	7
Principal payments on finance lease obligation	(5)	(3)
Net cash provided by financing activities	252	11,751

Net increase in cash and cash equivalents	1,084	9,523
Cash and cash equivalents at beginning of period	3,025	4,543
Cash and cash equivalents at end of period	$4,109	$14,066

Supplemental disclosure of non-cash transactions:
Assets acquired under financing lease	$—	$30
Cash paid for income taxes	$12	$14